Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
ELECTROMED, INC.

Effective as of September 29, 2020

ARTICLE ONE
OFFICES

1.1 Offices. The principal executive office of the corporation shall be 500 6th Ave NW, New Prague, Minnesota 56071, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE TWO
MEETINGS OF SHAREHOLDERS

2.1 Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

2.2 Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two (2) or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares of the corporation entitled to vote).

2.3 Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

2.4 Notice of Meetings. Notice of each meeting of shareholders shall be delivered to each holder of shares entitled to vote, setting out the place, date and hour of any regular or special meeting, which notice shall be delivered not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be delivered to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be delivered to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice, unless all of the shareholders are present in person or by proxy (including by remote communication) and none of them objects to consideration of a particular item of business. Attendance at a meeting by any shareholder (including by remote communication), without objection by such shareholder, shall constitute his or her waiver of notice of the meeting. Notices of meeting shall be given to each shareholder entitled thereto by mailing a copy thereof at the address as shown in the books of the corporation, or by means of electronic communications if the requirements of Minnesota Statutes Section 302A.436, Subd. 5, as now enacted or hereafter amended, are satisfied.

2.5 Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.6 Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person (including by remote communication) or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his or her name on the books of the corporation except as may be otherwise required to provide for cumulative voting (if not denied by the Articles). Except for the election of directors or as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

2.7 Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

2.8 [Reserved].

2.9 Nomination of Directors. Only a person who is nominated (x) by or at the direction of the Board of Directors or (y) by a shareholder in accordance with these Bylaws may be eligible to serve as a director of the corporation. This Section 2.9 shall be the exclusive means for a shareholder to nominate director candidates.

(a) Timing of Notice. To be timely, a shareholder’s notice of director nomination(s) to be made at an annual meeting of shareholders must be delivered to the Secretary of the corporation, or mailed and received at the principal executive offices of the corporation, not more than one-hundred twenty (120) nor less than ninety (90) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of ninety (90) days prior to the date of the annual meeting or ten (10) days after the first public announcement of the date of the annual meeting. In the case of a special meeting of shareholders called for the purpose of electing directors, a shareholder’s notice of director nomination(s) to be made at the meeting must be so delivered or mailed and received within ten (10) days after the first public announcement of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as describe above.

(b) Content of Notice. A shareholder’s notice of nominations for a meeting of shareholders shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (1) such person’s name, (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (4) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form used for other directors of the corporation and provided by the Secretary upon written request), and (5) a written representation and agreement (in such form as shall be provided by the Secretary upon written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation; and

(ii) as to the shareholder giving the notice (1) the name and address, as they appear on the corporation’s books, of such shareholder and any (A) person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder or (C) person controlling, controlled by or under common control with a person or beneficial owner identified by (A) or (B) above (each, a “Shareholder Associated Person”), (2) the class and number of shares of stock of the corporation that are held of record or are beneficially owned by such shareholder or any Shareholder Associated Person, (3) a description of all other securities or contracts, with a value derived in whole or in part from the value of any shares of stock of the corporation, held by or to which the shareholder or any Shareholder Associated Person is a party, (4) a description of any material relationships, including financial transactions and compensation, between the shareholder and the proposed nominee(s), and (5) a representation and other appropriate evidence that the shareholder is a holder of record of shares of stock of the corporation entitled to vote for the election of directors at the meeting, will continue to be a holder of record of shares of stock entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

(c) Consequences of Failure to Give Proper Notice. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9.

2.10 Notice of Business to be Brought Before a Meeting, Other than Director Nominations. At any meeting of shareholders, the proposal of business (other than nomination and election of directors, which shall be subject to Section 2.9) to be considered by the shareholders may be made (x) pursuant to the corporation’s notice of the meeting (or any supplement thereto), (y) by or at the direction of the Board of Directors, or (z) by any shareholder of record of the corporation entitled to vote on the business at the meeting who complies with the notice procedures set forth in this Section 2.10. This Section 2.10 shall be the exclusive means for a shareholder to propose business to be considered at a meeting of the corporation’s shareholders.

(a) Timing of Notice. For a shareholder to properly propose business to be considered at a shareholder meeting, such shareholder’s notice of business to be considered at such meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of ninety (90) days prior to the date of the meeting or ten (10) days after the first public announcement of the date of the annual meeting. In the case of a special meeting of shareholders, a shareholder’s notice of business to be considered at the meeting must be so delivered or mailed and received within ten (10) days after the first public announcement of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as describe above.

(b) Content of Notice. A shareholder’s notice of business to be considered shall set forth:

(i) as to each item of business the shareholder proposes to bring before the meeting (1) a reasonably brief description of the business desired to be considered, (2) the reasons for considering such business at the meeting, (3) the text of the business to be considered (including the text of any resolutions proposed for consideration), and (4) a reasonably detailed description of all agreements, arrangements and understandings between or among the shareholder and any such beneficial owner in connection with the proposal of such business by such shareholder;

(ii) as to the shareholder giving the notice, (1) the name and address, as they appear on the corporation’s books, of the shareholder and any Shareholder Associated Person, (2) the class and number of shares of stock of the corporation that are held of record or are beneficially owned by such shareholder or any Shareholder Associated Person, (3) a description of all other securities or contracts, with a value derived in whole or in part from the value of any shares of stock of the corporation, held by or to which the shareholder or any Shareholder Associated Person is a party, (4) any material interest of the shareholder or any such Shareholder Associated Person in the business the shareholder proposes to bring before the meeting and (5) a representation and other appropriate evidence that the shareholder is a holder of record of shares of stock entitled to vote on such business at the meeting, will continue to be a holder of record of shares of stock entitled to vote on such business through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose the item of business.

(c) Consequences of Failure to Give Proper Notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.10; provided, however, that a proposal submitted by a shareholder for inclusion in the corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11 Relation to Exchange Act. Nothing in these Bylaws shall be deemed to affect any right of a shareholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE THREE
DIRECTORS

3.1 General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2 Number, Term and Qualifications. The Board of Directors shall consist of one or more members. The number of members of the first Board (if not named in the Articles of Incorporation) shall be determined by the incorporators or shareholders. Thereafter, at each regular meeting of shareholders, the shareholders shall determine the number of directors; provided, that between regular meetings of shareholders the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until his successor is elected and qualified, or until his earlier death, resignation, disqualification, or removal as provided by statute.

3.3 Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

3.4 Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5 Board Meeting; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation. Any director may call a Board meeting by giving forty-eight (48) hours’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.6 Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.7 Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

3.8 Committees. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

3.9 Committee of Disinterested Persons. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. For purposes of this section, a director or other person is “disinterested” if the director or other person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

3.10 Chair of the Board. The Board of Directors may elect or appoint from its members a Chair who shall preside at all meetings of the shareholders and of the Board of Directors attended by the Chair, and shall perform such other duties as the Board of Directors may from time to time determine.

ARTICLE FOUR
OFFICERS

4.1 Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

4.2 Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

4.3 Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

4.4 Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

4.5 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him or her by the Board.

4.6 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.7 President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him or her by the Board.

4.9 Vice president. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

4.10 Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.11 Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.12 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his or her office to other persons.

ARTICLE FIVE
INDEMNIFICATION

5.1 The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

ARTICLE SIX
SHARES AND THEIR TRANSFER

6.1 Certificated or Uncertificated Stock. The shares of the corporation shall be either certificated shares or uncertificated shares. If certificated, the certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. The corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

6.2 Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates, if any, representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled

(except as provided for in Section 6.4 of this Article Six). The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect transfers of shares.

6.3 Transfer of Shares. Shares of the corporation may be transferred only on the books of the corporation by the holder thereof (or by his or her legal representative or duly authorized attorney-in-fact) and, if certificated, upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

6.4 Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE SEVEN
GENERAL PROVISIONS

7.1 Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

7.2 Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.3 Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.4 Securities of Other Corporations.

(a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation; provided, however, that any vote cast shall be in direct proportion to the way in which each director of the corporation would have voted on the matter in question, if given the opportunity so to vote. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall, subject to the provisions of this section, possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(b) Purchase and Sale of Securities. Upon unanimous approval of the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issuer, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE EIGHT
MEETINGS

8.1 Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof given by the person or persons entitled to such notice, whether before, at or after the time stated therein and either in writing, orally or by attendance, shall be deemed equivalent to the actual required notice.

8.2 Conference Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

8.3 Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation) , or by all of the members of such committee, as the case may be.

ARTICLE NINE
AMENDMENTS OF BYLAWS

9.1 Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the majority vote of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.